Life On Earth, Inc. Appoints Former American Airlines and AOL Executive to The Board Of Directors

NEW YORK, NY- May 7, 2018- Life On Earth, Inc. (OTCQB: LFER) announced that it has appointed Roy DiBenerdini as its new independent director. Mr. DiBenerdini brings many years of experience working with Fortune 500 Companies, such as American Airlines, Inc. and America Online, Inc. He was the Chief Executive Officer for iiON Corporation and Managing Partner in charge of all Financial and Investments for private equity and venture capital firms such as, Green Room Fund, LLC and College Hill Ventures, PBC.

“I am very excited to join the Life On Earth Company as a board member and to offer my experience to help the overall growth of this dynamic business. I believe there is significant opportunity in the rapid evolution of Brand Acceleration and have been impressed by Life On Earth’s ability to capture market share.” stated Mr. DiBenerdini.

“We’re excited to bring on board a seasoned professional such as Mr. DiBenerdini, as he brings a wealth of knowledge in the Investment/Financial, Technology and Business to Consumer industries. Our appointment of Mr. DiBenerdini as our independent director is our first step toward meeting corporate governance requirements, which will enable us to be listed on a higher exchange. We are working to meet the requirements for our future corporate audit, compensation, governance-nominating committees.” stated Mr. Fernando Oswaldo Leonzo, Life On Earth’s Chief Executive Officer stated Mr. Fernando Oswaldo Leonzo, Life On Earth’s Chief Executive Officer.

The Company has stated that it will appoint at least two additional independent board members in order to a have majority board of independent directors.

The Company has filed an 8K in conjunction with this Press Release and readers can view the full filing on the SEC website or the Company’s Investor Relations section of LFER’s website.

About Life On Earth, Inc.

Life on Earth, Inc. (LFER), a "Naturally Better Way" consumer based Brand Accelerator Company is a dynamic and innovative all-natural consumables products company focused but not limited to the beverage and snack industry. At LFER, we have established a unique business model focused on building brands within the alternative beverage and snack space. Our brand model is complimented by our strong distribution subsidiaries Energy Source Distributors, Inc. (ESD) in California and The Giant Beverage Company, Inc. in New York (Giant). The growth of “game changing” marketing applications, human capital resources and follow-on investments will help us deliver a fully integrated platform for the emerging and functional brand category that are good for our consumers as well as the environment.

Visit: www.lifeonearthinc.com

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Forward-Looking Statements: This release contains statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of Life on Earth, Inc. its directors or its officers with respect to, among other things: (i) financing plans; (ii) trends affecting its financial condition or results of operations; (iii) growth strategy and operating strategy.  The words “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond Life on Earth, Inc.’s ability to control, and actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  No information in this press release should be construed in any way whatsoever as an indication of Life on Earth, Inc.’s future revenues, financial performance or stock price.   More information about the potential factors that could affect the business and financial results is and will be included in Life on Earth, Inc.’s filings with the Securities and Exchange Commission at www.sec.gov.

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